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                                  EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


          We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of IVI Checkmate Corp. for the registration of 307,407 shares of its common stock and to the incorporation by reference therein of our report dated February 12, 1999, with respect to the consolidated financial statements of IVI Checkmate Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                ERNST & YOUNG LLP



Atlanta, Georgia
July 21, 1999